Exhibit 32.1

Statement Furnished Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

            The undersigned are the Chief Executive Officer and Chief Financial Officer of Home Solutions of America, Inc. (the "Company").  This Certificate is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.  This Certification accompanies the Quarterly Report on Form 10-QSB of the Company for the quarter ended March 31, 2005 (the "10-QSB Report").

The undersigned certifies that the 10-QSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the 10-QSB Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.

Date: May 23, 2005                                           /s/ FRANK J. FRADELLA
                                                                            Frank J. Fradella
                                                                            Chief Executive Officer

Date: May 23, 2005                                           /s/ RICK J. O'BRIEN
                                                                            Rick J. O'Brien
                                                                            Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Home Solutions of America, Inc. and will be retained by Home Solutions of America, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.